SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2013

Date of Report

November 4, 2013

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 207 – 23705 IH 10 West San Antonio, TX, 78257

(Address of principal executive offices, including zip code)

210-888-0785

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements.  S2C Global Systems, Inc based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp. has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2013, Tina VanderHeyden was appointed as a director of TransAct Energy Corp. bringing the current number of directors to four (4).  Tina VanderHeyden is a senior level executive with 25+ years diverse funding and business development experience in both the public and private sectors.  For the green technology sector, she recently completed funding and co-managed the installation of a major geothermal system and HVAC overhaul for a “Heritage” estate. In addition to her long term fundraising work in the education and cultural sectors, she spent several years leading research and funding for bio-tech and new technology start-ups including new business development for the Bedminster BioEnergy Technology; which uses recovered high quality Biomass to provide renewable energy.

Item 8.01 Other Events

None

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date:  November 5, 2013

By: /s/ Roderick C. Bartlett

Roderick C. Bartlett

President and Chief Executive Officer